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                                                                     Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
Ventures-National Incorporated

We consent to the use of our Independent Auditors' Report dated October 25, 2002, covering the consolidated financial statements of Ventures-National Incorporated as of August 31, 2002 and 2001, and for the year ended August 31, 2002 and the period from March 27, 2001(inception) to August 31, 2001, in the Form SB-2 registration statement Amendment No. 2 to be filed with the Commission on about April 8, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
April 8, 2003